Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 17, 2017, Entercom Communications Corp. (the “Company” or “Entercom”) completed its previously announced acquisition of the CBS Radio business from CBS pursuant to the Merger Agreement dated February 2, 2017, by and among the Company, CBS Corporation, its wholly-owned subsidiary CBS Radio Inc. (“CBS Radio”), and Merger Sub, a wholly-owned subsidiary of the Company (the “Merger”).

As a result of the Merger, the Company would have owned radio stations in seven markets in excess of the limits set forth in the Federal Communications Commission’s (the “FCC”) local radio ownership rule. In order to comply with this FCC rule, and to obtain clearance for the Merger from the Antitrust Division of the U.S. Department of Justice (“DOJ”), the Company agreed to divest a total of nineteen radio stations in such markets, consisting of eight radio stations owned by the Company and eleven radio stations owned by CBS Radio by entering into several binding and non-binding transactions with third parties in order to dispose of or exchange multiple radio stations in several markets.

One of the required divestiture arrangements included the entry into the local marketing agreements (“LMAs”) with Bonneville International Corporation (“Bonneville”), where on November 1, 2017, the Company assigned assets of eight radio stations to a trust and the trust subsequently entered into two LMAs with Bonneville. The LMAs, which were effective upon the closing of the Merger, allowed Bonneville to operate eight radio stations in the San Francisco and Sacramento, California markets. The LMAs will terminate upon the earlier of: (i) one year after the Merger date; or (ii) consummation of a final agreement to divest the eight radio stations as required under a DOJ consent order agreed to by the Company, as a condition to complete the Merger (the “Entercom Divestitures”). Of the eight radio stations operated by Bonneville, three were originally owned by the Company (the “Entercom Stations”) and the remaining five were originally owned by CBS Radio (the “CBS Radio Stations”).

The eight radio stations were sold on September 21, 2018 for $141.0 million total consideration in cash, net of fees associated with the sale of $1.0 million.

The Company determined that the assets of the eight radio stations under LMA with Bonneville satisfied the criteria to be presented as assets held for sale at June 30, 2018.

Amounts of net revenues, station operating expenses, depreciation and amortization for the periods from November 17, 2017 through December 31, 2017 and from January 1, 2018 to June 30, 2018 (the “LMA Periods”) are not included in Entercom’s consolidated statement of operations. The LMA income earned from Bonneville’s operation of the Entercom’s Stations during the LMA Periods is separately presented as part of net time brokerage agreement income in operating income. The LMA income earned from Bonneville’s operation of the CBS Radio Stations during the LMA Periods is presented as part of income from discontinued operations as the CBS Radio stations were never, and were never expected to be, operated by Entercom.

The following unaudited pro forma condensed consolidated financial statements give effect to the planned Entercom Divestitures. The unaudited pro forma condensed consolidated statements of operations are presented as if the Entercom Station divestiture occurred on January 1, 2017 and CBS Radio Station divestiture occurred upon the Merger or November 17, 2017. The unaudited pro forma condensed consolidated balance sheet is presented as if the Entercom Divestitures occurred on June 30, 2018. The unaudited pro forma condensed consolidated financial statements are derived from Entercom’s historical consolidated financial statements as of and for the year ended December 31, 2017 and the six months ended June 30, 2018.

The preparation of unaudited pro forma condensed consolidated financial statements requires Entercom’s management to make estimates and assumptions, which are described in the accompanying notes and that affect the amounts reported in such financial statements and the notes thereto. These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Entercom Divestitures had been consummated on the dates indicated, nor is it necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with Entercom’s audited consolidated financial statements and the notes thereto contained in Entercom’s annual report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (“SEC”) on March 16, 2018 and unaudited condensed consolidated financial statements and the notes thereto contained in Entercom’s quarterly report on Form 10-Q for the three and six months ended June 30, 2018 filed with the SEC on August 9, 2018.

ENTERCOM COMMUNICATIONS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2018

(amounts in thousands)

		Divestiture
		Pro Forma		Entercom
	Historical	Adjustments		Pro Forma
ASSETS:
Cash	$39,926	$140,987	(a)	$180,913
Accounts receivable, net of allowance for doubtful accounts	303,161	—		303,161
Prepaid expenses, deposits and other	42,074	(1,012)	(b)	41,062

Total current assets	385,161	139,975		525,136
Investments	11,205	—		11,205
Net property and equipment	324,669	—		324,669
Radio broadcasting licenses	2,662,042	—		2,662,042
Goodwill	857,931	—		857,931
Assets held for sale	209,828	(140,300)	(c)	69,528
Deferred charges and other assets, net of accumulated amortization	55,594	—		55,594

TOTAL ASSETS	$4,506,430	$(325)		$4,506,105

LIABILITIES:
Accounts payable	$2,057	$—		$2,057
Accrued expenses	62,755	19,713	(d)	82,468
Other current liabilities	102,480	—		102,480
Long-term debt, current portion	13,319	—		13,319

Total current liabilities	180,611	19,713		200,324

Long-term debt, net of current portion	1,915,414	—		1,915,414
Deferred tax liabilities	604,785	(19,985)	(e)	584,800
Other long-term liabilities	94,134	700	(f)	94,834

Total long-term liabilities	2,614,333	(19,285)		2,595,048

Total liabilities	2,794,944	428		2,795,372

CONTINGENCIES AND COMMITMENTS

SHAREHOLDERS’ EQUITY:
Class A, B and C common stock	1,425	—		1,425
Additional paid-in capital	1,695,707	—		1,695,707
Retained earnings	14,354	(753)	(g)	13,601

Total shareholders’ equity	1,711,486	(753)		1,710,733

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,506,430	$(325)		$4,506,105

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ENTERCOM COMMUNICATIONS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(amounts in thousands, except share and per share data)

		Divestiture
		Pro Forma		Entercom
	Historical	Adjustments		Pro Forma
NET REVENUES	$672,684	$—		$672,684

OPERATING EXPENSE:
Station operating expenses	531,563	—		531,563
Depreciation and amortization expense	19,137	—		19,137
Corporate general and administrative expenses	37,701	(360)	(h)	37,341
Integration costs	19,223	—		19,223
Restructuring charges	2,167	—		2,167
Impairment loss	28,988	—		28,988
Merger and acquisition costs	2,071	—		2,071
Net time brokerage agreement (income) fees	(1,092)	1,092	(i)	—
Net (gain) loss on sale or disposal of assets	(315)	—		(315)

Total operating expense	639,443	732		640,175

OPERATING INCOME	33,241	(732)		32,509

NET INTEREST EXPENSE	49,110			49,110

LOSS BEFORE INCOME TAX BENEFIT	(15,869)	(732)		(16,601)
INCOME TAX BENEFIT	(3,260)	(194)	(j)	(3,454)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS—CONTINUING OPERATIONS	(12,609)	(538)		(13,147)
Income from discontinued operations, net of income taxes	1,172	(1,172)	(k)	—

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(11,437)	$(1,710)		$(13,147)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS PER SHARE—BASIC
Net loss from continuing operations per share available to common shareholders—Basic	$(0.09)			$(0.09)

Net income from discontinued operations per share available to common shareholders—Basic	$0.01			$—

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS PER SHARE—BASIC	$(0.08)			$(0.09)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS PER SHARE—DILUTED
Net loss from continuing operations per share available to common shareholders—Diluted	$(0.09)			$(0.09)

Net income from discontinued operations per share available to common shareholders—Diluted	$0.01			$—

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS PER SHARE—DILUTED	$(0.08)			$(0.09)

WEIGHTED AVERAGE SHARES:
Basic	138,961,728			138,961,728

Diluted	138,961,728			138,961,728

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ENTERCOM COMMUNICATIONS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

(amounts in thousands, except share and per share data)

		Divestiture
		Pro Forma		Entercom
	Historical	Adjustments		Pro Forma
NET REVENUES	$592,884	$(16,051)	(l)	$576,833

OPERATING EXPENSE:
Station operating expenses	443,512	(12,889)	(l)	430,623
Depreciation and amortization expense	15,546	(203)	(l)	15,343
Corporate general and administrative expenses	47,859	(414)	(h)	47,445
Restructuring charges and transition services costs	16,922	(85)	(l)	16,837
Impairment loss	952	—		952
Merger and acquisition costs	41,313	—		41,313
Other expenses related to financing	2,213	—		2,213
Net time brokerage agreement (income) fees	130	391	(i)	521
Net loss on sale or disposal of assets	11,853	—		11,853

Total operating expense	580,300	(13,200)		567,100

OPERATING INCOME	12,584	(2,851)		9,733

NET INTEREST EXPENSE	32,521	—		32,521

Net loss on extinguishment of debt	4,135	—		4,135

OTHER EXPENSE	4,135	—		4,135
LOSS BEFORE INCOME TAX BENEFIT	(24,072)	(2,851)		(26,923)
INCOME TAX BENEFIT	(257,085)	(1,126)	(j)	(258,211)

NET INCOME AVAILABLE TO THE COMPANY—CONTINUING OPERATIONS	233,013	(1,725)		231,288
Preferred stock dividend	(2,015)	—		(2,015)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS—CONTINUING OPERATIONS	230,998	(1,725)		229,273
Income from discontinued operations, net of income taxes	836	(392)	(k)	444

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$231,834	$(2,117)		$229,717

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS PER SHARE—BASIC
Net income from continuing operations per share available to common shareholders—Basic	$4.49			$4.46

Net income from discontinued operations per share available to common shareholders—Basic	$0.02			$0.01

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS PER SHARE—BASIC	$4.51			$4.47

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS PER SHARE—DILUTED
Net income from continuing operations per share available to common shareholders—Diluted	$4.37			$4.34

Net income from discontinued operations per share available to common shareholders—Diluted	$0.02			$0.01

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS PER SHARE—DILUTED	$4.39			$4.35

WEIGHTED AVERAGE SHARES:
Basic	51,392,899			51,392,899

Diluted	52,885,156			52,885,156

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ENTERCOM COMMUNICATIONS CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of operations includes the following adjustments:

(a)

Represents the proceeds attributable to the Entercom Divestitures of $141.0 million and $1.0 million cash deposit receivable from the trust, less the fees associated with the sale of the eight radio stations of approximately $1.0 million.

(b)	Represents the elimination of $1.0 million receivable from the trust.

(c)	Represents the elimination of Entercom Stations and CBS Radio Stations assets assigned to the trust and classified as held for sale at June 30, 2018.

(d)

Represents the federal and state income tax payable of $19.7 million resulting from the estimated taxable gain on the Entercom Divestitures of $74.4 million, using an applicable blended statutory tax rate of 26.5%.

(e)

Represents the elimination of deferred tax liabilities of $20.0 million associated with Entercom Stations and CBS Radio Stations assets held for sale and deferred revenue determined by using applicable blended statutory tax rate of 26.5%.

(f)	Represents the addition of deferred revenue of $0.7 million associated with the Entercom Divestitures.

(g)

Represents the elimination of the estimated book loss on the Entercom Divestitures of $1.0 million, net of an estimated income tax benefit on the taxable loss on the Entercom Divestitures of $0.3 million.

(h)	Represents the elimination of $0.4 million of trust operating expenses for each of the six months ended June 30, 2018 and the year ended December 31, 2017, respectively.

(i)	Represents the elimination of the historical LMA income from Bonneville for the LMA Periods earned by the Entercom Stations.

(j)

Reflects the aggregate pro forma income tax effects of the adjustments to the pro forma statement of operations, determined based on the pro forma blended statutory tax rates of 26.5% and 39.5% for the six months ended June 30, 2018 and the year ended December 31, 2017, respectively.

(k)

Represents the elimination of the historical LMA income from Bonneville for the LMA Periods earned by the CBS Radio Stations, net of applicable income tax. The results of operations for the CBS Radio Stations, which were never expected to be a part of the Company’s continuing operations as these radio stations were expected to be disposed, were classified as discontinued operations for the LMA Periods commencing after the Merger.

(l)	Represents the elimination of historical amounts attributable to the Entercom Stations for the period from January 1, 2017 to November 17, 2017.